SETTLEMENT AGREEMENT AND

MUTUAL GENERAL RELEASE

        SETTLEMENT AGREEMENT and MUTUAL GENERAL RELEASE entered into as of June 19, 2006 by and among The Summit Media Group, Inc. 1414 Avenue of the Americas, New York, NY 10019 (“Summit”), The Beacon Media Group L.L.C. (“Beacon”), Sheldon Hirsch (“SH”), Tom Horner (“TH”) and Paul Caldera (“PC”) (Beacon, SH, TH and PC are hereafter collectively referred to as “Defendants”), 1250 Broadway, Suite 1802, New York, NY 10001 (Summit and Defendants are hereafter collectively referred to as the “parties”).

W I T N E S S E T H :

        WHEREAS, The Summit Media Group, Inc. (“Summit”) filed suit against Defendants in the Supreme Court of the State of New York, County of New York in an action entitled Summit Media Group vs. Beacon Media Group (“Case”); and

        WHEREAS, the Defendants deny the validity of the allegations set forth in the Case and have claims that could be asserted against Summit; and

        WHEREAS, Summit and Defendants wish to enter into this Settlement Agreement and Mutual General Release, (“Agreement”) to settle the Case and resolve all such claims.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

    1.        Settlement Amount/Repayment of Lost Profits. (a) The parties have agreed to settle the Case in consideration of the payment by Beacon to Summit of $2,000,000 as a reimbursement of lost profits (the “Settlement Amount”).

(b)	The Settlement Amount shall be paid by Beacon to Summit as follows:

(i)	$200,000 within seven (7) days after the execution of this Agreement;

(ii)	$300,000 by no later than December 31, 2006;

(iii)	$500,000 on March 31, 2008;

(iv)	$500,000 on March 31, 2009; and

(v)	$500,000 on March 31, 2010.

-1- 2. Beacon’s Services. (a) Beacon shall provide Summit and its affiliates with the following services:

(i)	During the period from the date hereof through December 31, 2009 or until the Settlement Sum has been paid in full (the “Service Period”), Beacon shall, on a weekly basis, make available to 4Kids Ad Sales, in a written “standard” format, the Galaxy System of television ratings for purposes of enabling 4Kids Ad Sales to produce a report of Saturday morning ratings for 4Kids TV and the other children’s television broadcasters and cable systems that broadcast on Saturday morning and for purposes of tracking the ratings performance of programming produced by 4Kids Productions, Inc. or represented by 4Kids Entertainment Licensing, Inc. that is broadcast at times other than Saturday morning. If 4Kids Ad Sales wishes additional use of the Galaxy System of television ratings provided by Beacon, the parties shall agree upon a reasonable fee for the use of such Galaxy System. The amount of such reasonable fee mutually agreed upon by the parties shall be a credit against, and serve to reduce, the Settlement Amount. If Beacon’s cost for the Galaxy System hereafter increases as a result of it providing this data to 4Kids Ad Sales, Beacon shall have the right to discontinue the subject service unless 4Kids Ad Sales agrees to reimburse Beacon for such additional cost.

(ii)	Summit and/or affiliates shall use their commercially reasonable efforts during the Service Period to have Beacon purchase advertising (whether in the form of television time or print advertising) for Summit and affiliates at a commission rate during each calendar year as follows: one and one-half percent (1.5%) of the first million dollars; two percent (2%) of the second million dollars and three percent (3%) on all purchases over $2 million. All such commissions shall be a credit against, and serve to reduce, the Settlement Amount. Beacon shall provide Summit with an accounting on a quarterly basis of any and all commissions on media buys by Summit and/or affiliates that are to serve as a credit against the Settlement Amount.

(iii)	During the Service Period, Beacon shall propose to its clients that they purchase advertising time on 4Kids TV that is at least equivalent to the approximately $900,000 gross spent by Summit clients on 4Kids TV during the previous broadcast seasons.

(iv)	All credits against the Settlement Amount as described in paragraph 2(a)(i)-(iii) above shall be first applied against the final installment payment due March 31, 2010, and if said credits exceed $500,000, then against the installment payment due March 31, 2009.

(b)	At such time as the Settlement Amount has been paid in full, Beacon shall have the right to charge Summit for commissions (and access fees to the Galaxy System, if applicable) at rates to be negotiated at that time.

    3.        Summit’s Duties. (a) Upon execution of this Agreement, Summit shall notify Summit clients MGA Entertainment, Jakks Pacific, Play Along and Spinmaster (“Clients”) orally and in writing that the Case has been settled and that Summit and affiliates (i) have no objection to such Clients retaining Beacon to serve as their media buying agency, (ii) recommend that such Clients retain the services of Beacon as their media buying agency, and (iii) will no longer be providing media buying services to customers or clients.

(b)	Upon execution of the Agreement, Summit, through Summit’s attorney, shall prepare and file a Stipulation of Discontinuance without Prejudice with respect to the Case. The Case shall not be refiled in whole or in part by Summit unless and until Beacon Defaults in the payment to Summit of any of the installments of the Settlement Amount.

(c)	During the Service Period, Summit and its affiliates agree not to directly or indirectly (i) enter the media buying business or compete in said business with Beacon; (ii) attempt to influence any person, entity, agency or customer not to do business with Beacon and/or its officers or principals. Notwithstanding anything hereinabove set forth to the contrary, during the Service Period, Summit and/or its affiliates shall have the right to have its employees purchase media or advertising for Summit and its affiliates.

    4.        Security for Payment. (a) In order to secure payment by Beacon to Summit of the Settlement Amount, Beacon hereby grants to Summit a security interest in Beacon’s fixed assets, contracts and accounts (collectively, the “Property”). It is agreed and understood by the parties that Summit’s security interest in Beacon’s Property is subordinate to the security interest held by DIC Entertainment Corporation (“DIC”) and/or any assignee of or successor in interest to DIC.

(b)	Beacon shall execute UCC-1 Financing Statements as may be reasonably requested by Summit and take whatever other action is requested by Summit to perfect and continue Summit’s security interest in Beacon’s Property. Summit shall have the right to record its security interest in any and all locations as may be required by law or deemed necessary by Summit. Summit may, at any time and without further authorization from Beacon, file executed counterparts, copies or reproductions of this Agreement as a financing statement. Beacon hereby appoints Summit as Beacon’s attorney-in-fact to execute and deliver on behalf of Beacon any and all financing statements or other documentation that may be necessary or desirable for Summit to perfect Summit’s security interest in the Property.

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(c)	In order to further secure payment by Beacon to Summit of the full Settlement Amount, SH and TH hereby assign, transfer and pledge to Summit and grant to Summit a first priority security interest in all of their membership interests in Beacon (“Interests”). SH and TH shall deliver and deposit with David M. Farbman, Esq. and/or Zukerman, Gore and Brandeis, as Escrow Agent, these Interests, together with all such interests in Beacon which shall hereafter be delivered to or come into the possession, custody or control of SH and TH in any manner or for any purpose whatsoever while any portion of the Settlement Amount remains unpaid (hereinafter called the “Collateral”), together with whatever is receivable or received when the Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation any stock rights, rights to subscribe, splits, liquidating dividends, dividends paid in kind, new securities, or other property which SH and TH are or may hereafter be entitled to receive on account of such securities or other property, including, without limitation, interests received by SH and TH due to splits or dividends paid in stock (hereinafter called “Proceeds”), and in the event that SH and TH receive any such property, Beacon will immediately deliver it to the Escrow Agent to be held by the Escrow Agent in the same manner as the property originally pledged hereunder. Within 30 days of the execution of this Agreement, the parties shall execute and deliver a formal pledge and escrow agreement containing customary terms and conditions.

(d)	Upon the payment in full by Beacon of the Settlement Amount, Summit’s security interest in the Property and the pledge to Summit of the Interests in Beacon shall terminate. Upon any such termination, Summit shall execute and deliver to Beacon such documents as Beacon may reasonably request to evidence such termination.

(e)	Each of the following shall, at the option of Summit, constitute an event of default (“Default”) under this Agreement:

(i)	Beacon’s failure to make payment of any of the installments of the Settlement Amount when due, which failure is not cured within fifteen (15) days of Beacon’s receipt of a written notice of such failure from Summit;

(ii)	Beacon’s failure to comply with any of the other terms, obligations, covenants or conditions contained in this Agreement, which failure is not cured within thirty (30) days of Beacon’s receipt of a written notice of such failure from Summit.

(f)	Upon the occurrence of a Default, in addition to any other rights or remedies provided at law or in equity, Summit shall have the right, at its option, to declare the entire unpaid Settlement Amount immediately due and payable and to avail itself of its rights pursuant to its security interest and as the pledgee of the membership interests in Beacon.

    5.        Release. (a) Except for the rights and obligations of the parties pursuant to the terms of this Agreement and subject to Summit’s receipt of payment in full of the Settlement Amount, Summit for itself, its affiliates and their successors and assigns, does hereby forever release and discharge Beacon and any and all of its past and present officers, directors, members, agents, servants, employees, attorneys, stockholders, subsidiaries, divisions, successors, representatives and assigns, past and present, from any and all claims, demands, actions, causes of action, damages, liabilities, litigation, obligations, debts, expenses or loss, from the beginning of time to the date of this Agreement, of every nature, kind and description, known or unknown, fixed or contingent, suspected or unsuspected.

(b)	Except for the rights and obligations of the parties pursuant to the terms of this Agreement and subject to Summit’s receipt from Beacon of payment in full of the Settlement Amount, Summit for itself, its affiliates and their successors and assigns, does hereby forever release and discharge SH, TH and PC, their heirs, executors and assigns, past and present, from any and all claims, demands, actions, causes of action, damages, liabilities, litigation, obligations, debts, expenses or loss, from the beginning of time to the date of this Agreement, of every nature, kind and description, known or unknown, fixed or contingent, suspected or unsuspected.

(c)	Except for the rights and obligations of the parties pursuant to the terms of this Agreement, Defendants (other than SH) for themselves, their heirs, executors and assigns, do hereby forever release and discharge Summit, its affiliates and any and all of its/their past and present directors, officers, shareholders, consultants, agents, representatives, attorneys, employees, from any and all claims, demands, actions, causes of action, damages, liabilities, litigation, obligations, debts, expenses or loss, from the beginning of time to the date of this Agreement, of every nature, kind and description, known or unknown, fixed or contingent, suspected or unsuspected.

(d)	Except for the rights and obligations of the parties pursuant to the terms of this Agreement, SH hereby irrevocably and unconditionally releases, waives and forever discharges Summit, its affiliates and any and all of its/their past and present directors, officers, shareholders, consultants, agents, representatives, attorneys, employees, employee benefit plans and plan fiduciaries and each of them, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that he has ever had, may now have or may later assert whether or not arising out of or related to SH’s employment by Summit or, the performance of any services to or on behalf of the Summit under SH’s employment agreement or the termination of that employment and those services or otherwise, from the beginning of time to the date hereof, including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor or civil rights laws or securities laws or other laws, including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the

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Sarbanes-Oxley Act of 2002, the New York State Labor Law, New York State Wage and Hour Laws, the New York State Executive Law, the New York City Human Rights Law and Labor Laws; and (ii) any and all other claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, or otherwise, including, without limitation, any of SH’s claims for any kind of tortious conduct (including but not limited to any claim of defamation or distress), promissory or equitable estoppel, breach of Summit and/or its affiliates policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation, bonus, incentive compensation, overtime compensation, severance pay or any remuneration or benefits of any kind whatsoever, including but not limited to salary, bonus, business expenses, health, life or disability insurance, 401(k) plans, fringe benefits, automobile allowance, vacation days or pay, or stock options, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys’ fees, costs, disbursements or expenses, or any other claims of any nature.

    6.        Prepayment. Beacon shall have the right to prepay at any time, without penalty or premium, in whole or in part, sums which remain unpaid on the Settlement Amount. In the event of any sale or merger of the business of Beacon, including any sale of substantially all of the assets of Beacon, any portion of the Settlement Amount not previously paid shall become immediately due and payable to Summit.

    7.        Miscellaneous. (a) Each party hereto represents and warrants to the other that he/it has not assigned or transferred or purported to assign or transfer to any person or entity, any right, cause of action or claim herein released.

(b)	In executing this Agreement, the parties have acknowledged that they have consulted with and have been advised by attorneys and that they have executed this Agreement freely and voluntarily after independent investigation and without fraud, coercion, duress or undue influence. SH acknowledges that he was advised by Summit to consult with an attorney of his choosing prior to executing this Agreement, and understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the Release in paragraph 5(d) above, with an attorney and that he has done so. SH also understands and agrees that Summit is under no obligation to offer SH the terms set forth in paragraph 3 and the Release set forth in paragraph 5(a) and that he is under no obligation to consent to the Release set forth in paragraph 5(d). SH acknowledges and agrees that the Release set forth in paragraph 5(a) are sufficient consideration to require SH to abide with his obligations under this Agreement, including but not limited to the Release set forth in paragraph 5(d). SH represents that he has read this Agreement, including the Release set forth in paragraph 5(d) and understand its terms.

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(c)	SH acknowledges and represents that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement and, specifically, the Release set forth in paragraph 5(d) above, although he may sign and return it sooner if he so desires. SH further acknowledges and represents that he has been advised by Summit that he has the right to revoke this Agreement for a period of seven (7) days after signing it. SH acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in a writing, signed by SH and received by Sam Newborn at Summit, no later than 5:00 p.m. Eastern Time on the seventh (7th) day of the revocation period. If no such revocation occurs, the Release and this Agreement shall become effective on the eighth (8th) day following SH’s execution of this Agreement (the “Effective Date”). SH further acknowledges and agrees that, in the event that he revokes this Agreement, it shall have no force or effect as to him, and he shall have no right to the terms set forth in paragraph 3 and the Release set forth in paragraph 5(a).

(d)	This Agreement is the result of a compromise of disputed claims. The Agreement is not, and shall not be deemed to be, an admission of liability by any party.

(e)	Each party agrees to keep the terms and conditions of this Agreement strictly confidential and shall not disclose the terms and conditions of this Agreement to any third party. Notwithstanding the foregoing, each party may disclose the terms and conditions of this Agreement or portions thereof to such persons within such party’s company on a strict “need to know basis,” and to such party’s attorneys, accountants and professional advisors who need to know such information it being understood that (i) each such person shall be informed by the disclosing party of the confidential nature of the terms and conditions of this Agreement and shall be directed by the disclosing party to treat the terms and conditions this Agreement confidentially. Notwithstanding anything herein to the contrary, the parties acknowledge that 4Kids Entertainment, Inc. (“4Kids”), the parent company of Summit, is a public company that is obliged under the securities laws to make public disclosure, from time to time, of material information and that such material information may include certain information contained in this Agreement. In the event that 4Kids, in its judgment and in consultation with its outside SEC counsel, is required to disclose any information contained in this Agreement, 4Kids shall promptly notify the Defendants in writing. 4Kids shall provide the Defendants with the proposed text of any proposed written disclosure regarding information contained in this Agreement for comment by the Defendants. 4Kids shall make any reasonable changes that the Defendants may require in any written disclosure of information contained in this Agreement, it being understood, however, that the final text of any such disclosure shall be determined by 4Kids’outside SEC counsel based on the disclosure requirements of the securities laws. All parties hereto agree not to make any disparaging remarks about any other party hereto.

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(f)	This Agreement may be executed in counterparts, each of which shall constitute an original, and shall be effective upon the signature and agreement of all the parties hereto. Beacon may not assign any of its duties and obligations hereunder without first obtaining the prior written approval of Summit. Summit may assign its rights hereunder to any other company owned or controlled by 4Kids Entertainment, Inc.

(g)	All notices shall be sent by: registered mail, return receipt requested; overnight courier (e.g. Express Mail, Federal Express); or telefax or e-mail with a follow up copy by regular mail and shall be addressed to the parties at the addresses above, unless notification of a change of address is given in writing.

(h)	In the event that any of the parties institutes any suit or action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses arising from any suit or action.

(i)	This Agreement constitutes a single integrated written contract, expressing the entire agreement of the parties to it. There is no agreement (other than this Agreement) written or oral, expressed or implied, among the parties to this Agreement with respect to the subject hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By: /s/ Tom Horner —————————————— Tom Horner By: /s/ Sheldon Hirsch —————————————— Sheldon Hirsch By: /s/ Paul Caldera —————————————— Paul Calders	The Beacon Media Group L.L.C. By: /s/ Tom Horner —————————————— Tom Horner
The Summit Media Group, Inc. By: /s/ Samuel R. Newborn —————————————— Samuel R. Newborn